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                                                                      EXHIBIT 23




                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in a Registration Statement on Form S-8 (file No. 333-26743) filed by Mail-Well, Inc. of our report dated April 14, 1998, on the audit of the financial statements of Shepard Poorman Communications Corporation Stock Bonus Plan for the eight months ended October 31, 1997, which report appears in the October 31, 1997 Annual Report on Form 11-K of the Shepard Poorman Communications Corporation Stock Bonus Plan.



Geo. S. Olive & Co. LLC
Indianapolis, Indiana
April 28, 1998